UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2800 Patton Road St. Paul, Minnesota	55113
(Address of principal executive offices)	(Zip Code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

After receiving approval from the stockholders of ReShape Lifesciences Inc. (formerly known as EnteroMedics Inc.) (the “Company”) at a Special Meeting of the Stockholders (the “Special Meeting”) held on October 25, 2017, as further described in Item 5.07 below, the Company filed a Certificate of Amendment to its Sixth Amended and Restated Certificate of Incorporation (the “Certificate”) with the Secretary of State of the State of Delaware on October 26, 2017 to reduce the number of authorized shares of the Company’s common stock from 300,000,000 to 275,000,000.

Item 5.07              Submission of Matters to a Vote of Security Holders

On October 25, 2017, the Company held the Special Meeting at the offices of Fox Rothschild LLP in Minneapolis, Minnesota. Dan Gladney, Chairman of the Board of Directors and President and Chief Executive Officer of the Company, presided. At the Special Meeting, the Company’s stockholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with Securities and Exchange Commission and mailed to the Company’s stockholders on or about October 6, 2017:

Proposal 1:

Approval of the conversion of 1,000,181 shares of the Company’s conditional convertible preferred stock issued to the former equity holders of BarioSurg, Inc. (“BarioSurg”) in connection with the Company’s completed acquisition of BarioSurg into 5,000,905 shares of our common stock.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,892,304	201,350	29,957	7,253,060

Proposal 2:

Approval of the issuance of 916,834 shares of the Company’s common stock upon the exercise of outstanding warrants issued to certain parties (each, a “Holder”) to the Securities Purchase Agreement, dated November 4, 2015, between the Company and the other parties named therein, as consideration for the waiver by each of the Holders of their right to participate in future securities offerings by the Company.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,881,749	422,579	31,782	6,040,561

Proposal 3:

Approval of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of common stock from 300,000,000 to 275,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,366,052	894,368	116,251	0

Proposal 4:

Approval of one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 or Proposal 2 above at the time of the special meeting or in the absence of a quorum.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,188,320	2,006,616	181,735	0

Item 8.01              Other Events

On October 30, 2017, the Company announced that, as of October 26, 2017, and following the conversion of all of the shares of the Company’s conditional convertible preferred stock issued to the former equity holders of BarioSurg into shares of common stock as of the close of business on October 25, 2017, there were 21,718,713 shares of the Company’s common stock issued and outstanding. As of October 26, 2017, there were also 6,055 shares of the Company’s series B convertible preferred stock and 187,772 shares of the Company’s series C convertible preferred stock outstanding. Each share of series B convertible preferred stock is convertible into 435 shares of common stock at any time at the election of the holder. Each share of series C convertible preferred stock will become convertible into 100 shares of common stock subject to and contingent upon the approval of the Company’s stockholders in accordance with the NASDAQ Stock Market Rules, subject to certain limitations applicable to the shares of series C convertible preferred stock.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Sixth Amended and Restated Certificate of Incorporation regarding a decrease in the authorized shares of common stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RESHAPE LIFESCIENCES INC.

	By:	/s/ Scott. P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer and Chief Compliance Officer

Date: October 30, 2017